Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Contact: Kimberly Tom, CFA (858) 503-3368 ir@maxwell.com

Maxwell Reports Second Quarter 2018 Results and Provides Business Outlook for Third Quarter 2018

Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EDT today at http://investors.maxwell.com.
SAN DIEGO - August 6, 2018 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported financial results for the three months ended June 30, 2018. Total revenues for the second quarter of 2018 were $29.5 million, compared with $28.4 million for the first quarter of 2018 and $37.1 million for the prior year quarter. Net loss for the second quarter of 2018 was $11.3 million, compared with a net loss of $9.2 million for the first quarter of 2018 and a net loss of $10.1 million for the prior year quarter. Non-GAAP net loss for the second quarter of 2018 was $7.8 million, compared with a non-GAAP net loss of $5.8 million for the first quarter of 2018 and $5.5 million for the prior year quarter. The Company reported $(4.6) million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the second quarter of 2018, compared with $(4.2) million for the first quarter of 2018 and $(1.8) million for the prior year quarter.
"In Q2 we came in about where we expected. The recent U.S. tariffs on China imports, as well as unclear U.S. tax incentive policy, continue to cause uncertainty for some of our customers and, therefore, affect our high voltage capacitor revenue. We now believe that the tariffs implemented on July 6 will slightly affect our energy storage revenue in Q3. Despite this, we believe that the long-term fundamentals of our business have not changed. End demand in the markets we serve is growing, we continue to make excellent progress with our dry battery electrode technology development and strategic partnership discussions, and our overall strategy is playing out as intended," said Dr. Franz Fink, Maxwell's President and Chief Executive Officer. "We continue to make progress in all our energy storage target markets and are well positioned for long-term growth. Although we are facing short-term headwinds, the core energy storage product line is stable and market indicators bode well for mid- to long-term robust demand for our high voltage capacitor products. In Q3, we anticipate 15% sequential top-line revenue growth at the mid-point of guidance, despite the short-term pressure we are experiencing."
Fink also added, “We believe that strengthening our balance sheet is a priority given the current geopolitical uncertainty and its immediate impact on our business. In order to preserve the long-term growth and value of the company for our shareholders, we intend to pursue additional financing, which may include equity financing, debt financing, strategic partnerships or other financing arrangements. We anticipate the need for a minimum of $15 million in incremental capital to bridge the company to a recovery to prior revenue levels. We are evaluating our financial alternatives, including the amount we may seek to raise, in order to ensure continuity of investment in future growth programs such as dry battery electrode and energy storage.”

Maxwell Reports Second Quarter 2018 Results and Provides Business Outlook for Third Quarter 2018	Page 2 of 15

Financial Results and Operating Metrics (1)
(Unaudited; in thousands, except for per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017 (2)	June 30, 2018	June 30, 2017 (2)
Total revenue	$29,464	$28,416	$37,103	$57,880	$63,789
Energy Storage revenue	$22,705	$23,002	$25,079	$45,707	$39,313
High-Voltage revenue	$6,759	$5,414	$12,024	$12,173	$24,476
Gross margin (2)	18.4%	20.0%	20.9%	19.2%	21.7%
Non-GAAP gross margin (2)	19.9%	21.5%	22.5%	20.7%	23.0%
Loss from operations (2)	$(9,986)	$(9,366)	$(8,816)	$(19,352)	$(18,003)
Non-GAAP loss from operations (2)	$(6,847)	$(6,419)	$(4,180)	$(13,266)	$(10,377)
Interest expense, net	$1,030	$993	$97	$2,023	$160
Non-GAAP interest expense, net	$704	$554	$97	$1,258	$160
Net loss	$(11,302)	$(9,205)	$(10,118)	$(20,507)	$(20,517)
Net loss per share
Basic and diluted	$(0.30)	$(0.25)	$(0.28)	$(0.54)	$(0.61)
Adjusted EBITDA	$(4,622)	$(4,205)	$(1,778)	$(8,827)	$(5,672)
Non-GAAP net loss	$(7,837)	$(5,819)	$(5,482)	$(13,656)	$(12,891)
Non-GAAP net loss per share
Basic and diluted	$(0.21)	$(0.16)	$(0.15)	$(0.36)	$(0.38)
Net cash used in operating activities	$(14,790)	$(11,211)	$(2,677)	$(26,001)	$(6,502)
Cash purchases of property and equipment	$3,929	$3,918	$1,115	$7,847	$2,060
Cash and cash equivalents	$21,547	$40,103	$19,181	$21,547	$19,181

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
(2) Historical amounts have been reclassified for the three and six months ended June 30, 2017 in accordance with our adoption of ASU 2017-07 on January 1, 2018 which requires the non-service cost components of income and expense related to our defined benefit plans to be presented in the statement of operations separately from the service cost component and outside the subtotal of loss from operations.

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Discussion of Financial Results for the Second Quarter
Revenue and Gross Margin

•
Total revenue for the second quarter of 2018 was $29.5 million, compared with $28.4 million for the first quarter of 2018, driven by an increase in high voltage capacitor revenue. High voltage capacitor revenue was $6.8 million for the second quarter of 2018, compared with $5.4 million for the first quarter of 2018, due to higher China tenders. Energy storage revenue for the second quarter of 2018 was $22.7 million, compared with $23.0 million for the first quarter of 2018, driven by anticipated seasonal growth in Wind offset by decreases in other markets due primarily to the timing of project-based revenue and last-time buys for certain products related to the Nesscap portfolio consolidation.

•
Gross margin for the second quarter of 2018 was 18.4% compared with 20.0% in the first quarter of 2018, driven primarily by higher costs associated with the global manufacturing consolidation and an unfavorable shift in product mix for energy storage product sales, offset partially by an increase in high voltage capacitor product sales, which generally have higher gross margins than the corporate average.

•
Non-GAAP gross margin for the second quarter of 2018 was 19.9% compared with 21.5% in the first quarter of 2018 and excludes acquisition related intangibles amortization and stock-based compensation expense.

Operating Expense, Interest Expense, Net Loss & Adjusted EBITDA

•
Operating expense for the second quarter of 2018 was $15.4 million, compared with $15.0 million for the first quarter of 2018. The quarter-over-quarter increase was driven primarily by higher project-related engineering expenses.

•
Non-GAAP operating expense for the second quarter of 2018 was $12.7 million compared with $12.5 million for the first quarter of 2018 and excludes stock-based compensation, amortization of intangibles and a restructuring related expense.

•
Net interest expense was approximately $1.0 million for both the second and first quarters of 2018, which includes coupon interest and non-cash interest from amortization of debt issuance costs and discounts on convertible notes issued in 2017.

•	Non-GAAP interest expense was approximately $0.7 million for the second quarter of 2018 compared with $0.6 million for the first quarter of 2018, and excludes the non-cash interest mentioned above.

•	Net loss for the second quarter of 2018 was $11.3 million, or $(0.30) per share, compared with a net loss of $9.2 million, or $(0.25) per share, for the first quarter of 2018.

•	Non-GAAP net loss for the second quarter of 2018 was $7.8 million compared with a non-GAAP net loss of $5.8 million for the first quarter of 2018.

•	Adjusted EBITDA for the second quarter of 2018 was $(4.6) million, compared with $(4.2) million for the first quarter of 2018.

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Capital Expenditures

•
Capital expenditures during both the second and first quarters of 2018 were $3.9 million. Capital expenditures in the second quarter were primarily related to the Korea manufacturing facility expansion as well as ultracapacitor, lithium-ion capacitor and dry battery electrode equipment.

Liquidity

•
Maxwell’s cash position was approximately $25 million as of July 31, 2018, including $10.0 million of additional borrowings under our revolving line of credit in July 2018. Maxwell management has determined that unless we raise sufficient capital in the form of debt or equity, there is uncertainty as to whether the Company will have sufficient funds to continue as a going concern. Factors that have contributed to a reduction in our cash position include the geopolitical environment relating to trade tariffs, extended collection cycles for receivables from customers in China, and a build-up of transitional inventory with a contract manufacturer as part of our global manufacturing optimization strategy intended to expand gross margins.

Business Highlights

•
Maxwell announced the launch of its new Grid Cell Pack and Grid Energy Storage System, two new highly scalable system solutions designed to deliver reliable, fast responding, long lifetime storage in grids and microgrids. The harnessing of intermittent solar and wind energy is expected to more than double over the next five years, causing instability and increased power and frequency deviances in the grid, potentially resulting in service disruption. Maxwell's new system solutions are designed to stabilize voltage and frequency, firm renewable power output, provide bridging and ramping services, and improve generator response. They can be deployed as stand-alone energy storage systems or in combination with other energy storage assets, such as batteries, to improve utility project business cases, including stacked functionality and extension of battery life to lower capital expense, operating expense and lifetime cost.

Third Quarter 2018 Business Outlook

•	Total revenue is expected to be in the range of $32 million to $36 million.

•	Gross margin is expected to be 18.7%, plus or minus 150 basis points.

•	Non-GAAP gross margin is expected to be 20.0%, plus or minus 150 basis points.

•	GAAP operating expense is expected to be in the range of $15.4 million to $15.6 million.

•	Non-GAAP operating expense is expected to be in the range of $12.8 million to $13.0 million.

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The Company has reconciled expected GAAP and non-GAAP gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share at the midpoint of guidance. However, the Company is not able to estimate additional potentially excluded and reconciling amounts due to the substantial uncertainties involved. The effect of these excluded items may be significant. The reconciliation of GAAP and non-GAAP third quarter outlook is as follows (in millions, except for percentages and per share data):

	Projected at Midpoint of Guidance		Projected at Midpoint of Guidance
	Three Months Ended		Three Months Ended
	September 30, 2018		September 30, 2018
Gross Margin Reconciliation:		Total Operating Expenses Reconciliation:
GAAP gross margin	18.7%	GAAP total operating expenses	$15.5
Stock-based compensation expense	1.0%	Stock-based compensation expense	(2.4)
Amortization of intangible assets (1)	0.3%	Amortization of intangible assets (1)	(0.2)
Non-GAAP gross margin	20.0%	Non-GAAP total operating expenses	$12.9

Net Loss Reconciliation:		Adjusted EBITDA Reconciliation:
GAAP net loss	$(10.5)	GAAP net loss	$(10.5)
Stock-based compensation expense	2.7	Non-cash interest expense	0.5
Non-cash interest expense	0.5	Interest, taxes, depreciation, amortization	3.5
Amortization of intangible assets (1)	0.3	EBITDA	(6.5)
Non-GAAP net loss	$(7.0)	Stock-based compensation expense	2.7
		Adjusted EBITDA	$(3.8)
Net Loss per Share Reconciliation:
GAAP net loss per diluted share	$(0.27)
Expenses excluded from GAAP	0.09
Non-GAAP net loss per diluted share	$(0.18)

___________________
(1)    Amortization of intangible assets is partially recorded in operating expenses and partially recorded in cost of revenue.

Maxwell Reports Second Quarter 2018 Results and Provides Business Outlook for Third Quarter 2018	Page 6 of 15

Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EDT / 2:00 p.m. PDT today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (866) 393-4306 from the U.S. or (734) 385-2616 for international callers, and entering the conference ID 6775179.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.
About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. We have developed and transformed our patented, proprietary and fundamental dry electrode manufacturing technology that we have historically used to make ultracapacitors to create a breakthrough technology that can be applied to the manufacturing of batteries. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.
Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented.
The Company uses the following non-GAAP financial measures in this release, in its earnings conference call and in its on-going evaluation of the business: (a) non-GAAP gross profit; (b) non-GAAP operating expense; (c) non-GAAP income (loss) from operations; (d) EBITDA; (e) adjusted EBITDA; (f) non-GAAP net income (loss); (g) non-GAAP net income (loss) per diluted share and (h) non-GAAP gross margin.

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The definitions of non-GAAP financial measures used in this news release are presented below:

•	Non-GAAP gross margin and non-GAAP gross profit exclude the effect of stock-based compensation, amortization of intangible assets and acquisition related expense.

•
Non-GAAP operating expense excludes the effect of stock-based compensation, amortization of intangible assets, restructuring and related costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

•
Non-GAAP loss from operations excludes the effect of stock-based compensation, amortization of intangible assets, restructuring and related costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

•
Adjusted EBITDA excludes the effect of foreign currency exchange loss, other income, stock-based compensation, restructuring and related costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

•
Non-GAAP net loss and non-GAAP net loss per share exclude the effect of stock-based compensation, amortization of intangible assets, non-cash interest expense, restructuring and related costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash items, non-recurring items and items unrelated to ongoing operating results have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
The Company's non-GAAP financial measures included in this news release exclude the following non-cash items, non-recurring items or items unrelated to its ongoing operating results, as applicable:

•
Stock-based compensation expense consisting of non-cash charges for stock options, restricted stock awards, restricted stock units, employee stock purchase plan awards and bonuses and director's fees expected to be settled with the Company's fully vested common stock.

•
Amortization of intangibles consisting of non-cash amortization of purchased intangibles acquired in connection with the Company's acquisition of the assets, including the operating subsidiaries, of Nesscap Energy, Inc.

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•	Non-cash interest expense consisting of amortization of convertible debt discounts and amortization of convertible debt transaction costs, net of interest capitalized.

•	Restructuring and related costs including restructuring and exit costs incurred in connection with the Company's restructuring plans.

•
Acquisition related expense consisting of costs incurred in connection with the Company's acquisition of the assets, including the operating subsidiaries, of Nesscap Energy, Inc. which include transaction and integration expenses as well as the fair value adjustment for acquired inventory recorded in cost of revenue.

•
Shareholder advisement and settlement costs which represent external advisor expenses incurred in connection with preparing for the Company's 2016 and 2017 shareholder proxy and annual meeting and shareholder settlement costs.

•
SEC and FCPA legal and settlement costs which represent external legal expenses and settlement expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.

Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.

Maxwell Reports Second Quarter 2018 Results and Provides Business Outlook for Third Quarter 2018	Page 9 of 15

Forward-Looking Statements
Maxwell cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Maxwell’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results for the second quarter of 2018, as well as projections for 2018 financial guidance and longer-term financial performance goals. The Company’s projections for 2018 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with acquisitions, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in developing or selling products and technologies. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to:

•	Our intentions, beliefs and expectations regarding our expenses, cost savings, sales, operations and future financial performance;

•	Our ability to manage cash flows to enable the business to continue as a going concern;

•	Our operating results;

•	Our ability to develop, introduce and commercialize new products, technologies applications or enhancements to existing products and educate prospective customers;

•	Anticipated growth and trends in our business;

•	Our ability to successfully complete one or more financings;

•	Our ability to otherwise obtain sufficient capital to meet our operating requirements, including, but not limited to, our investment requirements for new technology and products, or other needs;

•	Our ability to manage our long-term debt and our ability to service our debt, including our convertible debt;

•	Risks related to changes in, and uncertainty with respect to, legislation, regulation and governmental policy;

•	Risks related to tax laws and tax changes (including U.S. and foreign taxes on foreign subsidiaries);

•	Risks related to our international operations;

•	Our expectations regarding our revenues, customers and distributors;

•	Our beliefs and expectations regarding our market penetration and expansion efforts, especially considering the small number of vertical markets and a small number of geographic regions;

•	Our expectations regarding the benefits and integration of recently-acquired businesses and our ability to make future acquisitions and successfully integrate any such future-acquired businesses;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Dependence upon third party manufacturing and other service providers, many of which are located outside the U.S. and our ability to manage reliance upon certain key suppliers;

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•	Our anticipated trends and challenges in the markets in which we operate; and

•	Our expectations and beliefs regarding and the impact of investigations, claims and litigation.
For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. Copies of these documents are available with the Securities and Exchange Commission at www.sec.gov or may be obtained by contacting Maxwell's investor relations department at (858) 503-3368, or at our investor relations website: investors.maxwell.com. The forward-looking statements contained herein are based on the current expectations and assumptions of Maxwell and not on historical facts. All information in this release is as of August 6, 2018. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Investor Contact: Kimberly Tom, CFA, +1 (858) 503-3368, ir@maxwell.com

Maxwell Reports Second Quarter 2018 Results and Provides Business Outlook for Third Quarter 2018	Page 11 of 15

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017 (1)	June 30, 2018	June 30, 2017 (1)
Revenue	$29,464	$28,416	$37,103	$57,880	$63,789
Cost of revenue (1)	24,036	22,735	29,350	46,771	49,928
Gross profit (1)	5,428	5,681	7,753	11,109	13,861
Operating expenses:
Selling, general and administrative (1)	9,787	9,572	12,120	19,359	21,712
Research and development (1)	5,549	5,532	4,449	11,081	9,155
Restructuring and exit costs	78	(57)	—	21	997
Total operating expenses (1)	15,414	15,047	16,569	30,461	31,864
Loss from operations (1)	(9,986)	(9,366)	(8,816)	(19,352)	(18,003)
Interest expense, net	1,030	993	97	2,023	160
Other components of defined benefit plans, net (1)	(211)	(221)	(143)	(432)	(298)
Other income	(41)	—	(52)	(41)	(53)
Foreign currency exchange loss, net	238	89	18	327	115
Loss before income taxes	(11,002)	(10,227)	(8,736)	(21,229)	(17,927)
Income tax provision (benefit)	300	(1,022)	1,382	(722)	2,590
Net loss	$(11,302)	$(9,205)	$(10,118)	$(20,507)	$(20,517)
Net loss per common share:
Basic and diluted	$(0.30)	$(0.25)	$(0.28)	$(0.54)	$(0.61)
Weighted average common shares outstanding:
Basic and diluted	38,068	37,522	35,526	37,797	33,871

(1) Historical amounts have been reclassified for all periods in 2017 in accordance with our adoption of ASU 2017-07 on January 1, 2018 which requires the non-service cost components of income and expense related to our defined benefit plans to be presented in the statement of operations separately from the service cost component and outside the subtotal of loss from operations.

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share data)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$21,547	$50,122
Trade and other accounts receivable, net	29,723	31,643
Inventories	41,637	32,228
Prepaid expenses and other current assets	2,911	2,983
Total current assets	95,818	116,976
Property and equipment, net	30,453	28,044
Intangible assets, net	10,617	11,715
Goodwill	35,236	36,061
Pension asset	11,753	11,712
Other non-current assets	840	871
Total assets	$184,717	$205,379

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$27,300	$32,758
Accrued employee compensation	6,597	9,070
Deferred revenue and customer deposits	4,342	6,669
Short-term borrowings and current portion of long-term debt	5,033	33
Total current liabilities	43,272	48,530
Deferred tax liability, long-term	8,305	8,762
Long-term debt, excluding current portion	35,997	35,124
Defined benefit plan liability	4,038	3,942
Other long-term liabilities	2,451	2,920
Total liabilities	94,063	99,278
Stockholders' equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized at June 30, 2018 and December 31, 2017; 38,161,009 and 37,199,519 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	3,813	3,717
Additional paid-in capital	344,156	337,541
Accumulated deficit	(267,462)	(247,233)
Accumulated other comprehensive income	10,147	12,076
Total stockholders' equity	90,654	106,101
Total liabilities and stockholders' equity	$184,717	$205,379

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
OPERATING ACTIVITIES:
Net loss	$(11,302)	$(9,205)	$(10,118)	$(20,507)	$(20,517)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,014	1,993	2,259	4,007	4,407
Amortization of intangible assets	314	316	202	630	202
Non-cash interest expense	452	439	—	891	—
Loss on lease due to restructuring	(86)	—	—	(86)	—
Pension and defined benefit plan cost	248	251	191	499	277
Stock-based compensation expense	2,747	2,624	2,254	5,371	3,792
Gain on sale of property and equipment	—	(4)	—	(4)	—
Provision for (recovery of) losses on accounts receivable	—	(10)	2	(10)	2
Losses on write downs of inventory	190	475	811	665	828
Provision for warranties	95	65	20	160	209
Changes in operating assets and liabilities:
Trade and other accounts receivable	2,197	(252)	(3,367)	1,945	(6,773)
Inventories	(4,893)	(5,994)	4,135	(10,887)	6,057
Prepaid expenses and other assets	521	(455)	(146)	66	(599)
Pension asset	(152)	(156)	(150)	(308)	(305)
Accounts payable and accrued liabilities	(4,445)	309	3,143	(4,136)	4,714
Deferred revenue and customer deposits	(1,858)	(65)	(1,275)	(1,923)	1,351
Accrued employee compensation	(668)	(776)	(545)	(1,444)	240
Deferred tax liability	(6)	(374)	19	(380)	(190)
Other long-term liabilities	(158)	(392)	(112)	(550)	(197)
Net cash used in operating activities	(14,790)	(11,211)	(2,677)	(26,001)	(6,502)
INVESTING ACTIVITIES:
Purchases of property and equipment	(3,929)	(3,918)	(1,115)	(7,847)	(2,060)
Proceeds from sale of property and equipment	—	8	—	8	—
Cash used in acquisition, net of cash acquired	—	—	(97)	—	(97)
Proceeds from sale of product line	—	—	1,500	—	1,500
Net cash provided by (used in) investing activities	(3,929)	(3,910)	288	(7,839)	(657)
FINANCING ACTIVITIES:
Principal payments on long-term debt and short-term borrowings	(9)	(8)	(7)	(17)	(17)
Line of credit borrowings	—	5,000	—	5,000	—
Proceeds from issuance of common stock under equity compensation plans	229	—	194	229	194
Net cash provided by financing activities	220	4,992	187	5,212	177
Effect of exchange rate changes on cash and cash equivalents	(57)	110	489	53	804
Decrease in cash and cash equivalents	(18,556)	(10,019)	(1,713)	(28,575)	(6,178)
Cash and cash equivalents, beginning of period	40,103	50,122	20,894	50,122	25,359
Cash and cash equivalents, end of period	$21,547	$40,103	$19,181	$21,547	$19,181

Maxwell Reports Second Quarter 2018 Results and Provides Business Outlook for Third Quarter 2018	Page 14 of 15

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017 (1)	June 30, 2018	June 30, 2017 (1)
Gross Margin Reconciliation:
GAAP gross margin (1)	18.4%	20.0%	20.9%	19.2%	21.7%
Stock-based compensation expense	1.2%	1.2%	0.7%	1.2%	0.7%
Amortization of intangible assets	0.3%	0.3%	0.1%	0.3%	0.1%
Acquisition related expense	—%	—%	0.8%	—%	0.5%
Non-GAAP gross margin (1)	19.9%	21.5%	22.5%	20.7%	23.0%
Gross Profit Reconciliation:
GAAP gross profit (1)	$5,428	$5,681	$7,753	$11,109	$13,861
Stock-based compensation expense	338	346	257	684	450
Amortization of intangible assets	93	93	60	186	60
Acquisition related expense	—	—	291	—	291
Non-GAAP gross profit (1)	$5,859	$6,120	$8,361	$11,979	$14,662
Total Operating Expenses Reconciliation:
GAAP total operating expenses (1)	$15,414	$15,047	$16,569	$30,461	$31,864
Stock-based compensation expense	(2,409)	(2,278)	(1,997)	(4,687)	(3,342)
Amortization of intangible assets	(221)	(223)	(142)	(444)	(142)
Restructuring and related costs	(78)	57	—	(21)	(997)
Acquisition related expense	—	—	(1,512)	—	(1,787)
Shareholder advisement and settlement costs	—	—	(315)	—	(374)
SEC and FCPA legal and settlement costs	—	(64)	(62)	(64)	(183)
Non-GAAP operating expenses (1)	$12,706	$12,539	$12,541	$25,245	$25,039
Loss from Operations Reconciliation:
GAAP loss from operations (1)	$(9,986)	$(9,366)	$(8,816)	$(19,352)	$(18,003)
Stock-based compensation expense	2,747	2,624	2,254	5,371	3,792
Amortization of intangible assets	314	316	202	630	202
Restructuring and related costs	78	(57)	—	21	997
Acquisition related expense	—	—	1,803	—	2,078
Shareholder advisement and settlement costs	—	—	315	—	374
SEC and FCPA legal and settlement costs	—	64	62	64	183
Non-GAAP loss from operations (1)	$(6,847)	$(6,419)	$(4,180)	$(13,266)	$(10,377)
Adjusted EBITDA Reconciliation:
GAAP net loss	$(11,302)	$(9,205)	$(10,118)	$(20,507)	$(20,517)
Interest expense, net	1,030	993	97	2,023	160
Income tax provision (benefit)	300	(1,022)	1,382	(722)	2,590
Depreciation	2,014	1,993	2,259	4,007	4,407
Amortization of intangible assets	314	316	202	630	202
EBITDA	(7,644)	(6,925)	(6,178)	(14,569)	(13,158)
Foreign currency exchange loss, net	238	89	18	327	115
Other income	(41)	—	(52)	(41)	(53)
Stock-based compensation expense	2,747	2,624	2,254	5,371	3,792
Restructuring and related costs	78	(57)	—	21	997
Acquisition related expense	—	—	1,803	—	2,078
Shareholder advisement and settlement costs	—	—	315	—	374
SEC and FCPA legal and settlement costs	—	64	62	64	183
Adjusted EBITDA	$(4,622)	$(4,205)	$(1,778)	$(8,827)	$(5,672)

Maxwell Reports Second Quarter 2018 Results and Provides Business Outlook for Third Quarter 2018	Page 15 of 15

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017 (1)	June 30, 2018	June 30, 2017 (1)
Interest Expense, net Reconciliation
GAAP interest expense, net	$1,030	$993	$97	$2,023	$160
Non-cash interest expense	(326)	(439)	—	(765)	—
Non-GAAP interest expense, net	$704	$554	$97	$1,258	$160
Net Loss Reconciliation
GAAP net loss	$(11,302)	$(9,205)	$(10,118)	$(20,507)	$(20,517)
Stock-based compensation expense	2,747	2,624	2,254	5,371	3,792
Amortization of intangible assets	314	316	202	630	202
Non-cash interest expense	326	439	—	765	—
Restructuring and related costs	78	(57)	—	21	997
Acquisition related expense	—	—	1,803	—	2,078
Shareholder advisement and settlement costs	—	—	315	—	374
SEC and FCPA legal and settlement costs	—	64	62	64	183
Non-GAAP net loss	$(7,837)	$(5,819)	$(5,482)	$(13,656)	$(12,891)
Net Loss per Diluted Share Reconciliation:
GAAP net loss per diluted share	$(0.30)	$(0.25)	$(0.28)	$(0.54)	$(0.61)
Stock-based compensation expense	0.07	0.07	0.06	0.14	0.11
Amortization of intangible assets	0.01	0.01	0.01	0.02	0.01
Non-cash interest expense	0.01	0.01	—	0.02	—
Restructuring and related costs	*	*	—	*	0.03
Acquisition related expense	—	—	0.05	—	0.06
Shareholder advisement and settlement costs	—	—	0.01	—	0.01
SEC and FCPA legal and settlement costs	—	*	*	*	0.01
Non-GAAP net loss per diluted share	$(0.21)	$(0.16)	$(0.15)	$(0.36)	$(0.38)
Weighted Average Common Shares Outstanding:
Basic and diluted	38,068	37,522	35,526	37,797	33,871

*	Net loss effect of this reconciling item was less than $0.01 per share.

(1) Historical amounts have been reclassified for all periods in 2017 in accordance with our adoption of ASU 2017-07 on January 1, 2018 which requires the non-service cost components of income and expense related to our defined benefit plans to be presented in the statement of operations separately from the service cost component and outside the subtotal of loss from operations.